AMENDMENT TO PARTICIPATION AGREEMENT

Amendment dated as of January 25, 2012 to the Participation Agreement, dated September 30, 2009, by and among SYMETRA LIFE INSURANCE COMPANY, COLUMBIA FUNDS VARIABLE INSURANCE TRUST, COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (assignee of COLUMBIA MANAGEMENT ADVISORS LLC) and COLUMBIA MANAGEMENT INVESTMENT DISTIBUTORS, INC. (assignee of COLUMBIA FUNDS DISTRIBUTOR, INC.) (the “Agreement”).

The parties to the Agreement hereby agree to amend the Agreement as follows:

1.	Schedule A and B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A and B.

2.	All other terms and provision of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

SYMETRA LIFE INSURANCE COMPANY

By:
Name:
Title:

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.
By its authorized officer,

By:
Name:
Title:

SCHEDULE A

CONTRACTS

Retirement Passport Group Variable Annuity
Symetra True Variable Annuity
Symetra Variable Corporate Owned Life Insurance
SCHEDULE B

DESIGNATED PORTFOLIO(S)

1.	Columbia Small Cap Value Fund, Variable Series (Class 1 and 2 shares)

2.	Columbia Small Company Growth Fund, Variable Series (Class 1 and 2 shares)

1 of 1
#317784v1